UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2020

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02. Results of Operations and Financial Condition.

The information provided in Item 8.01 of this Current Report on Form 8-K under the caption “Recent Developments – Preliminary Estimate of Cash Balance as of December 31, 2019, Updated Cash Runway Statement and Our Ability to Continue as a Going Concern” regarding the estimated cash, cash equivalents and marketable securities as of December 31, 2019 of Spero Therapeutics, Inc. (the “Company”) is incorporated by reference into this Item 2.02.

Item 8.01. Other Events.

On February 11, 2020, the Company issued a press release announcing the commencement of a rights offering to stockholders (the “Rights Offering”). A copy of the press release is filed as Exhibit 99.8 hereto. In connection with the Rights Offering, the Company is filing items included as Exhibits 99.1 through 99.7 to this Current Report on Form 8-K for the purpose of incorporating such items as exhibits to the Company’s Registration Statement on Form S-3 (Registration No. 333-228661), of which the prospectus supplement dated February 11, 2020 relating to the Rights Offering is a part (the “Prospectus Supplement”).

The “Recent Developments” section set forth in the “Prospectus Supplement Summary” section of the Prospectus Supplement referred to above is reproduced below:

“Recent Developments

Tebipenem HBr – Positive recommendation from independent data review committee regarding pivotal Phase 3 clinical trial and exercise of $15.9 million option by BARDA for tebipenem HBr development

On October 3, 2019, we announced that an independent review committee evaluated interim pharmacokinetic plasma data following the first 70 patients enrolled in our ongoing ADAPT-PO pivotal Phase 3 clinical trial of tebipenem HBr, our oral carbapenem product candidate, and recommended that we continue the trial without modification of the protocol-defined dose. The independent review committee reviewed interim plasma concentration data from the first 33 patients who were randomized to tebipenem HBr in the Phase 3 clinical trial for the treatment of complicated urinary tract infections, or cUTI, and acute pyelonephritis, or AP. A primary objective of the independent review committee was to confirm that plasma levels of tebipenem HBr in patients in the Phase 3 clinical trial support the selected treatment dose. The Phase 3 trial remains blinded and will continue as planned. ADAPT-PO is designed as a double-blind, double-dummy clinical trial to compare oral tebipenem HBr dosed as 600 mg administered three times per day, or TID, with a standard of care IV-administered antibiotic, ertapenem, in approximately 1,200 patients with cUTI or AP, randomized 1:1 in each arm. We expect to report top-line data from the Phase 3 clinical trial in the third quarter of 2020. On February 5, 2020, we announced that the Biomedical Advanced Research and Development Authority (BARDA) exercised its first contract option for additional committed funding pursuant to its existing contract with Spero. Specifically, the option exercise provides Spero with $15.9 million in reimbursement for the further development of tebipenem HBr. The $15.9 million option exercise is expected to support the funding of specified manufacturing activities required for approval of tebipenem HBr including active pharmaceutical ingredient, or API, validation batch manufacturing and stability studies. Additionally, the option is expected to support the funding of several non-clinical and clinical development activities including a Phase 1 bronchoalveolar lavage, or BAL, study in healthy subjects that we anticipate initiating in the third quarter of 2020, as well as non-human primate efficacy studies in one or more models of biothreat disease. The option was exercised under Spero’s existing 2018 contract with BARDA, which provides for reimbursement to Spero of up to $46.8 million for qualified expenses for tebipenem HBr development over a five-year period. Total committed funding under the BARDA award to date is $34.1 million, inclusive of this first contract option being exercised. There is a second option exercisable by BARDA for the remaining $12.6 million of funding, subject to specified milestones being achieved under the award agreement. Furthermore, the Defense Threat Reduction Agency (DTRA) provides up to $10.0 million, in addition to the total potential award from BARDA, to cover the cost of the nonclinical biodefense aspects of the collaboration program for tebipenem HBr.

SPR720 – First indication of human safety and PK profiles for SPR720 supports advancement of program to a Phase 2a proof-of-concept clinical trial in patients planned to initiate in the second half of 2020

On December 4, 2019, we announced preliminary findings from our Phase 1 first-in-human clinical trial of SPR720. Analysis of blinded data from the Phase 1 double-blind, placebo-controlled single ascending dose, or SAD, and multiple ascending dose, or MAD, clinical trial in healthy volunteers suggests that SPR720 is generally well-tolerated, with a pharmacokinetic profile that we believe supports the further development of SPR720 as an oral agent for the treatment of NTM disease. Specifically, there were no serious adverse events reported and all participants completed the trial. An analysis of preliminary data indicates that SPR720 was generally well-tolerated at doses up to 1000 mg over the maximum studied duration of 14 days. Preliminary analyses of PK data across the cohorts show no significant impact of either advanced age or administration with food on PK variables. At doses of 500 mg or higher, the mean plasma drug exposures of SPR719, the active metabolite of SPR720, are consistent with those suggested by in vitro and in vivo models of SPR720 to be necessary for clinical efficacy against target NTM pathogens. In early February 2020 the SPR720 Phase 1 clinical trial was unblinded and the findings are in line with the preliminary analysis. We plan to submit an Investigational New Drug Application, or IND, to the FDA and initiate a Phase 2a clinical trial of SPR720 in patients with NTM disease during the second half of 2020.

Potentiator Platform – Based on preliminary findings from Phase 1 clinical trial, Spero selects SPR206 as lead product candidate within Potentiator Platform, and discontinues development of SPR741

On January 13, 2020, we announced preliminary findings from our Phase 1 first-in-humans clinical trial of SPR206, an IV-administered product candidate being developed by Spero as an innovative option to treat MDR Gram-negative bacterial infections. Analysis of preliminary, blinded data from the Phase 1 double-blind, placebo-controlled SAD and MAD clinical trial in healthy adult volunteers suggests that SPR206 is well-tolerated at doses that are likely to be within a therapeutic range for target MDR Gram-negative bacterial infections and has a safety profile that we believe supports the further development of SPR206. The decision to continue development of SPR206 is also supported by data from nonclinical studies in which SPR206 demonstrated activity as a single agent against MDR and extensively drug resistant, or XDR, bacterial strains, including isolates of Pseudomonas aeruginosa, Acinetobacter baumannii and carbapenem-resistant Enterobacteriaceae, in both in vitro and in vivo models of infection.

The Phase 1 clinical trial of SPR206 (Study SPR206-101) evaluated the safety, tolerability and pharmacokinetics of intravenously administered SPR206 at single doses ranging from 10 mg to 400 mg in seven SAD cohorts and repeat total daily doses ranging from 75 mg to 450 mg for seven consecutive days and 300 mg for 14 consecutive days across five MAD cohorts. A total of 96 healthy volunteers were randomized to receive SPR206 or placebo. All reported adverse events were mild to moderate and there were no reported severe or serious adverse events. No evidence of nephrotoxicity was observed and there were no subjects with clinically significant changes in laboratory tests during the study. Although the data remain blinded, an analysis of preliminary data indicates that SPR206 was well-tolerated at doses up to 100 mg administered three-times a day, a total of 300 mg daily, for 14 consecutive days. Preliminary analyses of pharmacokinetic data across the cohorts indicates dose linearity and dose proportionality as well as mean plasma drug exposures of SPR206 that are concordant with preclinical models predictive for clinical efficacy against target Gram-negative pathogens.

We expect to receive a development milestone payment from our partner Everest Medicines upon delivery of the SPR206-101 SAD/MAD clinical study report, or CSR, as specified under the regional collaboration launched in 2019 and expects to present final data from the Phase 1 clinical trial in the first half of 2020. In conjunction with Everest Medicines, and through its grant from the U.S. Department of Defense awarded in July 2019, Spero plans to conduct a Phase 1 BAL clinical trial assessing the penetration of SPR206 into the pulmonary compartment in the second half of 2020 as well as initiate a renal impairment study of SPR206.

Based on the foregoing, we have determined to discontinue development of SPR741, effective January 1, 2020. We believe that the collective data from the recent Phase 1 and preclinical studies suggest a potency and safety profile for SPR206 that may be superior to SPR741. Further, we believe SPR206 may have a potentially faster path to pivotal clinical trials when compared with SPR741 because SPR206 is being developed as a single agent. As a result of this decision, we have terminated our license agreement with Northern Antibiotics Oy (Ltd.) relating to SPR741. Effective January 1, 2020, the intellectual property rights associated with SPR741 have entirely reverted to Northern Antibiotics and we no longer have any rights with respect thereto and we no longer have any obligations for the cost of maintaining such intellectual property.

Preliminary Estimate of Cash Balance as of December 31, 2019, Updated Cash Runway Statement and Our Ability to Continue as a Going Concern

As of December 31, 2019, our preliminary estimate of cash, cash equivalents and marketable securities was approximately $82.0 million. Based on our current plans, we believe that our existing cash, cash equivalents and marketable securities, together with committed funding from our existing BARDA contract and other non-dilutive funding commitments, will be sufficient to fund our operating expenses and capital expenditure requirements into the fourth quarter of 2020, including through top-line data readout of our pivotal Phase 3 clinical trial of tebipenem HBr. Together with the net proceeds from this offering, based on our current plans, we expect these funds to be sufficient to fund our operating expenses and capital expenditure requirements into the first quarter of 2021, including through the filing of an NDA for tebipenem HBr.

In accordance with Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), we are required to evaluate whether there are conditions and events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern from the issuance date of our financial statements. Because our funds currently on hand and the expected net proceeds from this offering will not be sufficient to fund our operations, as currently planned, for more than one year beyond the filing date of this prospectus supplement, we have determined that there is substantial doubt regarding our ability to continue as a going concern. In connection with our future filing of our Annual Report on Form 10-K for the year ended December 31, 2019 (Form 10-K), we expect that we will disclose in such filing that we will not have sufficient liquidity to fund our operations for more than one year beyond the filing date of the Form 10-K. As a result, we expect that the opinion from our independent registered public accounting firm on such annual financial statements will contain an explanatory paragraph about such substantial doubt about our ability to continue as a going concern. We will require additional funding to fund the development of our product candidates through regulatory approval and commercialization, and to support our continued operations. There is no assurance that we will be successful in obtaining sufficient funding on acceptable terms, if at all, and we could be forced to delay, reduce or eliminate some or all of our research and development programs, product portfolio expansion or commercialization efforts, which could materially adversely affect our business prospects or our ability to continue operations.

Our estimated cash, cash equivalents and marketable securities as of December 31, 2019 are preliminary and may change, are based on information available to management as of the date of this prospectus supplement, and are subject to completion by management of our financial statements as of and for the year ended December 31, 2019. There can be no assurance that our cash, cash equivalents and marketable securities as of December 31, 2019 will not differ from these estimates and any such changes could be material. The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. Complete year-end results will be included in our Annual Report on Form 10-K for the year ended December 31, 2019.”

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit Description

99.1	Form of Instructions as to use of Subscription Rights Certificates

99.2	Form of Letter to Stockholders who are Record Holders

99.3	Form of Letter to Stockholders who are Beneficial Holders

99.4	Form of Letter to Clients of Stockholders who are Beneficial Holders

99.5	Beneficial Owner Election

99.6	Form of Nominee Holder Certification

99.7	Form of Subscription Rights Certificate

99.8	Press release dated February 11, 2020

Forward-Looking Statement

Investors are cautioned that statements in this Current Report on Form 8-K regarding the intention, completion and timing relating to the Rights Offering, the intended use of proceeds from the Rights Offering and the Company’s future development plans for its product candidates and the timing and costs thereof constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the Rights Offering and the uncertainties inherent in the research and clinical development process. Additional information on risks facing the Company can be found under the heading “Risk Factors” in the Company’s periodic reports, including its annual report on Form 10-K and quarterly reports on Form 10-Q, and in the Prospectus Supplement relating to the Rights Offering filed with the SEC, each available on the SEC’s web site at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: February 11, 2020	/s/ Stephen DiPalma
Stephen DiPalma
Interim Chief Financial Officer and Treasurer